SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [    ]

Check the appropriate box:
[    ]   Preliminary Proxy Statement     [    ] Confidential,  for  Use of the
                                               Commission  Only (as  permitted
                                               by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NCH Corporation
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)Title of each class of securities to which transaction applies:

      (2)Aggregate number of securities to which transaction applies:

      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)Proposed maximum aggregate value of transaction:

      (5)Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)Amount Previously Paid:

      (2)Form, Schedule or Registration Statement No.:

      (3)Filing Party:

      (4)Date Filed:

                                     [LOGO]




                            2727 Chemsearch Boulevard
                               Irving, Texas 75062

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held July 26, 2001


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NCH Corporation will be held in the Gourmet Room II of the Crescent Club, 17th Floor, 200 Crescent Court (at the corner of Pearl and Cedar Springs Streets), Dallas, Texas, on Thursday, the 26th day of July, 2001, at 10:00 a.m., Central Daylight Time, for the following purposes:

      1. To elect three Class I directors of NCH to hold office until the next annual election of Class I directors by stockholders or until their respective successors are duly elected and qualified.

      2. To ratify the appointment of KPMG LLP, Certified Public Accountants, to be the independent auditors of NCH for the fiscal year ending April 30, 2002.

      3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

      The Board of Directors has fixed the close of business on Friday, June 1, 2001, as the record date for determining stockholders entitled to vote at and to receive notice of the annual meeting.

      Whether or not you expect to attend the meeting in person, you are urged to complete, sign, and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you are present at the meeting, your proxy will be returned to you if you so request.


                                         Joe Cleveland,
                                         Secretary

Dated:  June 27, 2001

                                     [LOGO]



                            2727 Chemsearch Boulevard
                               Irving, Texas 75062

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 26, 2001

                              Dated: June 27, 2001

                   SOLICITATION AND REVOCABILITY OF PROXIES

      The accompanying proxy is solicited by the management of, and on behalf of, NCH Corporation, a Delaware corporation ("NCH"), to be voted at the Annual Meeting of the Stockholders of NCH, to be held Thursday, July 26, 2001 (the "Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. When properly executed proxies in the accompanying form are received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted on the proxies; if no direction is indicated, then such shares will be voted for the election of the directors and in favor of the second proposal set forth in the Notice of Annual Meeting attached to this Proxy Statement.

      The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that NCH's Board of Directors does not know a reasonable time before the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting. Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the stockholders properly come before the Meeting, then, subject to the limitations set forth in the applicable regulations under the Securities Exchange Act of 1934, as amended, it is the intention of the persons named in the attached form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

      Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of NCH either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any stockholder may attend the Meeting and vote in person, whether or not such stockholder has previously submitted a proxy.

      In addition to soliciting proxies by mail, officers and regular employees of NCH may solicit the return of proxies. Brokerage houses and other custodians, nominees, and fiduciaries may be requested to forward solicitation material to the beneficial owners of stock.

      This Proxy Statement and the accompanying proxy are first being sent or given to NCH's stockholders on or about June 27, 2001.

      NCH will bear the cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy, and any additional material, as well as the cost of forwarding solicitation material to the beneficial owners of stock.


                                  VOTING RIGHTS

      The record date for determining stockholders entitled to notice of and to vote at the Meeting is the close of business on June 1, 2001. On that date there were 5,307,330 shares issued and outstanding of NCH's $1.00 par value common stock ("Common Stock"), which is NCH's only class of voting securities outstanding. Each share of NCH's Common Stock is entitled to one vote in the matter of election of directors and in any other matter that may be acted upon at the Meeting. Neither NCH's certificate of incorporation nor its bylaws permits cumulative voting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting, but in no event will a quorum consist of less than one-third of the shares entitled to vote at the Meeting. The affirmative vote of a plurality of the shares of Common Stock represented at the Meeting and entitled to vote is required to elect directors. All other matters to be voted on will be decided by a majority of the shares of Common Stock represented at the meeting and entitled to vote. Abstentions and broker nonvotes are each included in determining the number of shares present at the meeting for purposes of determining a quorum. Abstentions and broker nonvotes have no effect on determining plurality, except to the extent that they affect the total votes received by any particular candidate.


                              ELECTION OF DIRECTORS

      NCH's Board consists of ten members, divided into three classes: Class I (three directors), Class II (three directors), and Class III (four directors). Only the Class I positions are due for nomination and election at the Meeting. The Class II and Class III positions will be due for nomination and election at the annual meetings of stockholders to be held in 2002 and 2003, respectively.

      The intention of the persons named in the enclosed proxy, unless such proxy specifies otherwise, is to vote the shares represented by such proxy for the election of Rawles Fulgham, Robert M. Levy, and Lester A. Levy, Jr. as the Class I directors. Rawles Fulgham, Robert M. Levy, and Lester A. Levy, Jr. have been nominated to stand for election by the Board of Directors until their terms expire or until their respective successors are duly elected and qualified. All of the aforementioned nominees are presently directors of NCH.

      Walter M. Levy and Lester A. Levy, Jr. are brothers. Robert M. Levy and John I. Levy are brothers and Irvin L. Levy is their father. Walter M. Levy and Lester A. Levy, Jr. are first cousins of Robert M. Levy and John I. Levy. Irvin L. Levy is an uncle of Walter M. Levy and Lester A. Levy, Jr. Mr. Blumenthal is a first cousin of Irvin L. Levy. Certain information regarding each nominee and director is set forth below. The number of shares beneficially owned by each nominee is listed under "Security Ownership of Principal Stockholders and Management."

                         Class I Directors and Nominees

      Rawles Fulgham, 73, has been a director of NCH since 1981. Mr. Fulgham was an executive director of Merrill Lynch Private Capital Inc. from 1982 until 1989, and served as a Senior Advisor to Merrill Lynch & Co., Inc. from 1989 until 1998. He was also a director, the Chairman of the Board and Chief Executive Officer of Global Industrial Technologies, Inc., located in Dallas, Texas, until it was acquired by RHI-AG, located in Vienna, Austria, on December 31, 1999. Mr. Fulgham also served on the Board of Directors of
BancTec, Inc. and currently serves on the Audit and Advisory Committees of Dorchester Hugoton, Ltd. From 1975 through October 1998, he served on the Board of Directors of Dresser Industries, Inc. until it was merged with Halliburton Company. Mr. Fulgham is a member of the Audit Committee and the Compensation Committee.

      Robert M. Levy, 42, has been a director of NCH since July 2000. He joined NCH in 1985 after attending business school at the University of Texas at Austin. His initial responsibility was in domestic chemical marketing, after which he served in management positions with increasing responsibility in Europe and the United States. Mr. Levy is an Executive Vice President of NCH and an officer and/or director of several of NCH's subsidiaries. He is a member of the Executive Committee.

      Lester A. Levy, Jr., 40, has been a director of NCH since July 2000. He joined NCH in 1985 after attending business school at Northwestern University. His initial responsibility was in domestic chemical sales, after which he served in management positions with increasing responsibility in Europe and the United States. Mr. Levy is an Executive Vice President of NCH and an officer and/or director of several of NCH's subsidiaries. He is a member of the Executive Committee.

      If any of the above nominees for Class I directors should become unavailable to serve as a director, then the shares represented by proxy will be voted for such substitute nominees as may be nominated by the Board of Directors. NCH has no reason to believe that any of the above nominees are, or will be, unavailable to serve as a director.

                               Class II Directors

      Robert L. Blumenthal, 70, has engaged in the practice of law since 1957. He is a partner at the Dallas law firm of Carrington, Coleman, Sloman & Blumenthal, L.L.P., which serves as NCH's legal counsel.

      Thomas B. Walker, Jr., 77, has been a director of NCH since 1987. Mr. Walker was a general partner of Goldman, Sachs & Co. from 1968 until 1984 and a limited partner of The Goldman Sachs Group, L.P. ("Goldman Sachs") from 1984 through May 1999, when he assumed his current position as a Senior Director to Goldman Sachs. Mr. Walker is also a director of Riviana Foods, Inc. He is a member of the Audit Committee and the Compensation Committee.

      John I. Levy, 39, has been a director of NCH since July 2000. He joined NCH in 1985 after attending business school at Southern Methodist University. His initial responsibility was in corporate planning, after which he served in management positions with increasing responsibility in Europe and the United States. Mr. Levy is an Executive Vice President of NCH and an officer and/or director of several of NCH's subsidiaries. He is a member of the Executive Committee.

                               Class III Directors

      Jerrold M. Trim, 64, has been a director of NCH since 1980 and is the President and majority shareholder of Windsor Association, Inc., which is engaged primarily in investment consulting services. He is a member of the Audit Committee and the Compensation Committee.

      Irvin L. Levy, 72, has been a director and an officer of NCH since 1950, and has served as NCH's President since 1965. He is either president or a vice president of substantially all of NCH's subsidiaries. Mr. Levy is a member of the Stock Option Committee and the Executive Committee. Mr. Levy also serves as Chairman of the Board of Directors of NCH.

      Walter M. Levy, 46, has been a director of NCH since July 2000. He joined NCH in 1980 after attending business school at the University of Virginia. His initial responsibility was in field sales, after which he served in management positions with increasing responsibility in Europe, Asia and the United States. Mr. Levy is an Executive Vice President of NCH and an officer and/or director of several of NCH's subsidiaries. He is a member of the Executive Committee.

      Ronald G. Steinhart, 61, has been a director of NCH since July 2000. He has held several executive level positions with various business organizations, including Interfirst Corporation, Team Bancshares, Inc. and Bank One Corporation. From 1995 through 1996, he served as Chairman and Chief Executive Officer of Bank One, Texas. In December 1996, he was elected Chairman and Chief Executive Officer, Commercial Banking Group, of Bank One Corporation, in which capacity he served until his retirement in January 2000. Mr. Steinhart also serves as a trustee of Prentiss Properties Trust, a publicly traded real estate investment trust, and MFS/Sun Life Series Trust, a group of mutual funds. He also serves on the Board of Managers of Compass Variable Accounts, a group of mutual funds. Mr. Steinhart is a director of United Auto Group, Inc. and Carriker Corporation. He is a member of the Audit Committee and the Compensation Committee.

Meeting Attendance and Committees of the Board

      NCH has audit, compensation, and executive committees of the Board, whose members are noted above. NCH also has a stock option committee, the members of which are Lester A. Levy, Milton P. Levy, Jr., and Irvin L. Levy. During the last fiscal year, the Board of Directors met on five occasions, the Compensation Committee met once, the Audit Committee met once, the Executive Committee met at least 30 times, and the Stock Option Committee met once. NCH does not have a standing nominating committee of the Board. Nominees to the Board are selected by the entire Board.

      The Audit Committee of the Board reviews the scope of the independent auditors' examinations and the scope of activities of NCH's internal auditors. Additionally, it receives and reviews reports of NCH's independent auditors and internal auditors. The Audit Committee also meets (without management's presence, if the Audit Committee so desires) with the independent auditors and members of the internal auditing staff, receives recommendations or suggestions for change, and may initiate or supervise any special investigations it may choose to undertake. See "Audit Committee Report" on page 12.

      The Compensation Committee recommends to the Board of Directors the salaries of the members of the Executive Committee.

      The Executive Committee possesses all of the powers of the Board of Directors between meetings of the Board.

      The Stock Option Committee of the Board determines those employees of NCH and its subsidiaries who will receive stock options and the amount of such options.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      Directors who are not executive officers of NCH receive compensation of $25,000 per annum and $1,000 for each meeting of the Board of Directors or Board committee attended. All other directors receive $1,000 for each such meeting attended. Members of the Stock Option Committee and Executive Committee are not compensated separately for their services on such committees.

Report on Executive Compensation

Responsibility for Executive Compensation

      The Compensation Committee of NCH has the primary responsibility for recommending to the Board the executive compensation program for the members of the Executive Committee. The Compensation Committee recommends to the Board annual base compensation for the members of the Executive Committee and is responsible for administering and approving incentive compensation for the members of the Executive Committee. The Executive Committee is responsible for setting the compensation for all other officers of NCH.

Executive Compensation Strategy

      With respect to compensation of all key executives other than those executives whose compensation is determined by the Compensation Committee, NCH's strategy is generally as follows:

* Attract and retain key executives by delivering a market competitive rate of base pay. Market competitive rates of pay are determined by reviewing compensation data from other companies that resemble NCH in terms of lines of business, size, scope, and complexity.

* Provide salary increases to key executives based on their individual effort and performance. In addition to the individual's experience, job duties, and performance, annual increases are influenced by NCH's overall performance.

* Provide annual incentive opportunities based on objectives that NCH feels are critical to its success during the year. Target incentive levels are set on an individual basis and actual awards are made at the Executive Committee's discretion.

* Provide long-term incentives to key employees so that employees are focused on activities and decisions that promote NCH's long-term financial and operational success. To meet
                  this objective, NCH offers  stock   options  to  certain  key
                  employees. Options are generally granted for a period of five years at a price that is at least equal to the fair market value of the Common Stock at the time of grant. Options vest in equal increments over a three-year period from the time of grant.

Report of the Compensation Committee on Compensation for the Members of the Executive Committee

      As stated above, the Compensation Committee is responsible for recommending to the Board of Directors the compensation program for the members of the Executive Committee. NCH's current compensation program for the members of the Executive Committee consists of base salary determined by the Compensation Committee and stock option grants determined by the Stock Option Committee.

      The Compensation Committee's determinations for fiscal 2001 regarding the appropriate level of base salary were guided by the contributions of the individual members of the Executive Committee, as well as the Compensation Committee's assessment of the increasingly competitive demand for executive talent, the Company's overall performance, and the Company's future objectives and challenges. Although no formula or preset goal was used in setting the base salary, performance in sales and earnings was considered, in addition to the foregoing factors. The Compensation Committee also considered the compensation practices and performance of other companies that resemble NCH in terms of lines of business, size, scope, and complexity.

      Base salary payments for 2001 were made to compensate ongoing performance throughout the year. The Compensation Committee's decisions concerning the specific 2001 compensation for individual members of the Executive Committee were made within this broad framework and in light of each member's level of responsibility, performance, prior salary and other compensation awards. In all cases the Compensation Committee's specific decisions involving 2001 compensation were ultimately based upon the Compensation Committee's judgment about the individual's performance and potential future contributions, and about whether each particular payment would provide an appropriate reward and incentive for the executive to sustain and enhance the Company's long term performance.

      On April 28, 1994, the Compensation Committee of the Board of Directors adopted an incentive bonus plan (the "Bonus Plan"), for the Office of the Executive Committee, which was approved by the stockholders at the 1994 Annual Meeting. The Bonus Plan provided a formula for determining the amounts of annual bonuses to be paid to each member of the Executive Committee. Bonus amounts depended on the amount by which NCH's net income after taxes, but before accrual for any bonus under the Bonus Plan, for a particular fiscal year increased over its net income before accrual for any bonus for the preceding fiscal year. The Bonus Plan was eliminated effective as of October 30, 2000; therefore, no bonus was payable for fiscal 2001. Although no bonus plan was in place for fiscal 2001, the Compensation Committee may decide to implement a bonus plan or other incentive compensation for the Office of the Executive Committee for future fiscal years.

Conclusion


      The Compensation Committee believes that current compensation arrangements in place at NCH are reasonable and competitive given NCH's size and status and the current regulatory environment surrounding executive compensation. The base salary program allows NCH to attract and retain management talent. In addition, for those employees who are incentive eligible, such systems continue to provide the necessary link between the attainment of NCH's performance objectives and the compensation received by executives.


Compensation Committee                    Stock Option Committee
Rawles Fulgham                            Irvin L. Levy
Jerrold M. Trim                           Lester A. Levy
Thomas B. Walker, Jr.                     Milton P. Levy, Jr.
Ronald Steinhart

Executive Committee
Irvin L. Levy
Lester A. Levy, Jr.
Robert M. Levy
Walter M. Levy
John I. Levy

      The report on executive compensation will not be deemed to be incorporated by reference into any filing by NCH under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NCH specifically incorporates the above report by reference.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Irvin L. Levy, Lester A. Levy, Jr., Robert M. Levy, John I. Levy, and Walter M. Levy are members of the Executive Committee of NCH's Board of Directors, which committee determines most salaries and promotions with respect to officers of NCH and its subsidiaries. Irvin L. Levy, Milton P. Levy, Jr., and Lester A. Levy are members of the Stock Option Committee, which determines those employees of NCH and its subsidiaries who will receive stock options and the amount of such options. All of the aforementioned persons, with the exception of Milton P. Levy, Jr. and Lester A. Levy, are executive officers and employees of NCH. Milton P. Levy, Jr. and Lester A. Levy were executive officers and employees of NCH prior to July 27, 2000.

      NCH's Board of Directors (with the subject members abstaining) determines the salaries of the members of the Executive Committee after recommendation of the Compensation Committee, whose members are Rawles Fulgham, Jerrold M. Trim, Thomas B. Walker, Jr., and Ronald Steinhart.

Executive Compensation

      The following table summarizes the compensation paid to Mr. Irvin L. Levy, who, as President and Chairman of the Board, acts in a capacity similar to the chief executive officer of NCH, and to Lester A. Levy, Jr., Robert M. Levy, Walter M. Levy, and John I. Levy, NCH's four most highly compensated executive officers other than Irvin L. Levy, for services rendered in their capacities as executive officers of NCH during the fiscal years ended April 30, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

Name and                      Fiscal    Annual Compensation(1)        All Other
Principal Positions           Year      Salary(2)      Bonus    Compensation (3)

Irvin L. Levy, President and  2001      $935,328       --             $4,400
Chairman of the Board         2000       916,505       --              4,200
                              1999       913,106       --              4,000

Robert M. Levy (4),           2001      $421,825       --             $3,400
Executive Vice President      2000       --            --              --
                              1999       --            --              --

Lester A. Levy, Jr. (4),      2001     $422,616        --             $4,400
Executive Vice President      2000       --            --              --
                              1999       --            --              --

John I. Levy (4),             2001     $424,778        --             $4,400
Executive Vice President      2000       --            --              --
                              1999       --            --              --

Walter M. Levy (4),           2001     $427,908        --             $4,400
Executive Vice President      2000       --            --              --
                              1999       --            --              --
--------------------

(1) Certain of NCH's executive officers receive personal benefits in addition to annual salary and bonus. The aggregate amounts of the personal benefits, however, do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer.

(2) Includes compensation for services as a director.

(3) The amounts included in this column were contributed to the accounts of the executives included in the table under NCH's qualified profit sharing and savings plan.

(4) Robert M. Levy, Lester A. Levy, Jr., John I. Levy and Walter M. Levy each became an executive officer of NCH effective May 1, 2000.



                          OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                    -----------------------------------------------------------
                                                                                 Potential Realizable Value
                                                                                      at Assumed Annual
                     Number of        Percent of                                    Rates of Stock Price
                     Securities       Total Options/                                  Appreciation for
                     Underlying       SARs Granted to   Exercise or                  Option Term ($) (3)
                     Options          Employees in      Base Price   Expiration  --------------------------
Name                 Granted (#)(1)   Fiscal Year (2)   ($/Share)    Date            5%             10%
------------------   --------------  ----------------   -----------  ----------  -----------   ------------
Irvin L. Levy           n/a              n/a               n/a          n/a         n/a            n/a

Lester A. Levy, Jr.    13,158            8.8               38         12/18/05     48.50          61.20

Robert Levy            13,158            8.8               38         12/18/05     48.50          61.20

John Levy              13,158            8.8               38         12/18/05     48.50          61.20

Walter Levy            13,158            8.8               38         12/18/05     48.50          61.20
------------------


(1) These options are first exercisable on 12/18/01.

(2) Based upon a total of 150,000 shares subject to options granted to employees under NCH's Stock Option Plan.

(3) In accordance with Securities and Exchange Commission Rules, these columns show gains that could accrue for the respective options, assuming that the market price of NCH Common Stock appreciates from the date of grant over a period of 5 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.


   Retirement Agreements

         NCH has entered into retirement agreements allowing retirement at any time after age 59-1/2 with each of Irvin L. Levy, Lester A. Levy, Jr., Robert
   M. Levy, Walter M. Levy and John I. Levy that provide for lifetime monthly payments and guarantee 120 monthly payments beginning at death, retirement, or disability. Payment under these agreements is $550,000 per year for Irvin
   L. Levy and $200,000 per year for each of the other Levys, subject to adjustment each year for increases in the United States Consumer Price Index for the preceding year.

               FIVE YEAR COMPARISON OF CUMULATIVE TOTAL RETURN

        The following graph presents NCH's cumulative stockholder return during the period beginning April 30, 1996, and ending April 30, 2001. NCH is compared to the S&P 500 and a peer group consisting of companies that collectively represent lines of business in which NCH competes. The companies included in the peer group index are Betz Laboratories, Inc. (Betz), The Dexter Corporation (Dexter), Ecolab Inc., H.B Fuller Company (Fuller), International Specialty Products, Inc. (International Specialty), Lawson Products, Inc., Lilly Industries (Lilly), Lubrizol Corporation, Nalco Chemical Company (Nalco), National Service Industries, Inc., Petrolite Corporation (Petrolite), Premier Industrial Corporation (Premier), Quaker Chemical Corporation, Safety-Kleen Corporation, Snap-On Tools Corporation and Strategic Distribution Inc. (Strategic Distribution). During fiscal year 1997, Premier was acquired by another corporation. Since Premier's shareholder return is no longer available, they were excluded from the peer group for performance after 1996. During fiscal year 1998, Petrolite was acquired by another corporation, and was excluded from the peer group for performance after 1997. During fiscal year 1999, Betz was acquired by another corporation, and was excluded from the peer group for performance after 1998. During fiscal year 2000, Nalco was acquired by another corporation, and was excluded from the peer group for performance after 1999. During fiscal year 2001, Lilly and Dexter were each acquired by another corporation, and were excluded from the peer group for performance after 2000. Due to these acquisitions, Fuller, International Specialty, and Strategic Distribution were added to the peer group. The index that includes Fuller, International Specialty, and Strategic Distribution is designated below as "New Peer Group". For comparison purposes, the former index, without these additions, is included as "Former Peer Group". Each index assumes $100 invested at the close of trading on April 30, 1996, and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.



Data for Fiscal Year Ending April 30,
------------------------------------------------------------------------------
                    1996       1997       1998      1999       2000       2001
------------------------------------------------------------------------------
NCH Corp            100        113        116       102          84       112
S&P 500 Index       100        125        177       215         237       206
Former Peer Group   100        125        153       150         123       131
New Peer Group      100        124        155       142         114       124
------------------------------------------------------------------------------
Data source:  S&P Compustat, a division of McGraw-Hill, Inc.



      The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by NCH under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that NCH specifically incorporates the graph by reference.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of NCH's Common Stock as of June 1, 2001, by: (i) persons known to management to beneficially own more than 5% of NCH's Common Stock; (ii) each director and nominee for director; (iii) NCH's five most highly compensated executive officers (whose compensation exceeded $100,000 in fiscal 2001); and
(iv) all directors and executive officers of NCH as a group. Except as noted below, each person included in the table has sole voting and investment power with respect to the shares that the person beneficially owns.


          Name of                       Amount & Nature
    Beneficial Owner                of Beneficial Ownership     Percent of Class
 -------------------------          -----------------------     ----------------
 Robert L. Blumenthal                          2,683                  *
 Rawles Fulgham (1)                            2,000                  *
 Thomas F. Hetzer                                  0                  -
 Irvin L. Levy (2)(3)                      1,443,857              27.2%
 Lester A. Levy (2)(4)                     1,437,362              27.2%
 John I. Levy (2)(5)                          85,397               1.6%
 Lester A. Levy, Jr. (2)(6)                   39,044                  *
 Robert M. Levy (2)(7)                        70,160               1.3%
 Walter M. Levy (2)(8)                        41,331                  *
 Ronald G. Steinhart                           2,500                  *
 Jerrold M. Trim (9)                               0                  -
 Thomas B. Walker, Jr.                        10,000                  *

 All directors and executive               1,697,035              32.0%
 officers as a group (13 people)

 Dimensional Fund Advisors, Inc. (10)        337,600               6.4%
--------------------

*           Less than 1% of class.

(1) Of these shares, 700 are held by a Dallas bank in trust for the retirement plan and benefit of Mr. Fulgham.

(2) The address of Irvin L. Levy, Lester A. Levy, Lester A. Levy, Jr., Robert M. Levy, Walter M. Levy and John I. Levy is P.O. Box 152170, Irving, Texas 75015. The definition of beneficial ownership under the rules and regulations of the Securities and Exchange Commission requires inclusion of the same 29,000 shares held as cotrustees by Messrs. Irvin and Lester Levy for a family trust in the totals listed above for each of Messrs. Irvin and Lester Levy.

(3) Irvin L. Levy owns a life estate interest in 1,000,000 shares included in the table over which he has sole voting and investment power, and his children own a remainder interest in such 1,000,000 shares. The table includes 29,000 shares held as cotrustee with his brothers for a family trust over which he shares voting and investment power, the beneficial ownership of which Mr. Levy disclaims.

(4) Lester A. Levy owns a life estate interest in 685,194 shares included in the table over which he has sole voting and investment power, and his children own a remainder interest in such 685,194 shares. The table includes 29,000 shares held as cotrustee with his brothers for a family trust over which he shares voting and investment power, the beneficial ownership of which Mr. Levy disclaims.

(5) The table includes 1,576 shares held by the wife of John I. Levy, the beneficial ownership of which Mr. Levy disclaims, and 1,798 shares held by the children of John I. Levy, the beneficial ownership of which Mr. Levy disclaims. The table also includes options held by John I. Levy exercisable within 60 days to acquire 15,102 shares. John I. Levy and a trust for the benefit of Mr. Levy's family additionally hold, in the aggregate, a remainder interest in 500,000 shares held by his father, Irvin L. Levy (see footnote (3) above).

(6)         The  table   includes   options  held  by  Lester  A.  Levy,   Jr.
            exercisable within 60 days to acquire 15,102 shares. Lester A. Levy, Jr. additionally holds a remainder interest in 228,398 shares held by his father, Lester A. Levy (see footnote (4) above).

(7) The table includes options held by Robert M. Levy exercisable within 60 days to acquire 15,102 shares. Robert M. Levy and a trust for the benefit of Mr. Levy's family additionally hold, in the aggregate, a remainder interest in 500,000 shares held by his father, Irvin L. Levy (see footnote (3) above).

(8) The table includes 1,135 shares held by the wife of Walter M. Levy, the beneficial ownership of which Mr. Levy disclaims, and 6,315 shares held by Walter M. Levy as trustee for family trusts for the benefit of his children, the beneficial ownership of which Mr. Levy disclaims. The table also includes options held by Walter M. Levy exercisable within 60 days to acquire 15,102 shares. Walter M. Levy (and entities controlled by Walter M. Levy) additionally holds a remainder interest in 228,398 shares held by his father, Lester A. Levy (see footnote (4) above).

(9) Windsor Association, Inc., of which Mr. Trim is President, has a corporate policy against its employees owning any publicly traded securities.

(10) The table sets forth Dimensional Fund Advisors, Inc.'s stockholding based on its latest Schedule 13G filed with the SEC as of February 2, 2001. Dimensional Fund Advisors, Inc. reports its address as 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. It has sole dispositive power over 337,600 shares, shared dispositive power over 0 shares, sole voting power over 337,600 shares, and shared voting power over 0 shares.


                             AUDIT COMMITTEE REPORT

      The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report of the Audit Committee. The following report concerns the Committee's activities regarding oversight of the Company's financial reporting and auditing process.

      The Audit Committee is comprised solely of independent directors, as defined in the New York Stock Exchange rules, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

      As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP ("KPMG"), the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with accounting principles generally accepted in the United States. The Committee has discussed with KPMG the matters that are required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." KPMG has provided the Committee with the written disclosures required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with KPMG that firm's independence. The Committee also considered whether KPMG's provision of non-audit services to NCH is compatible with KPMG's independence.

      Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended April 30, 2001 and that KPMG be appointed independent auditors for the Company for fiscal 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

      Audit Committee:

      Rawles Fulgham, Chairman
      Thomas B. Walker, Jr.
      Jerrold Trim
      Ronald Steinhart

                              SELECTION OF AUDITORS

      The Board of Directors has appointed KPMG to continue to be the principal independent auditor of NCH, subject to stockholder ratification at the Meeting. A representative of that firm has been requested to be present at the Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to appropriate questions.

      Fees Paid to KPMG LLP

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal year 2001.

      Audit Fees(1)                                              $    698,105
      Financial Information Systems Design                       $          0
      and Implementation Plan

      All Other Fees(2)                                          $     38,000
      Total                                                      $    736,105

(1) Audit services of KPMG LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of the financial statements.

(2) "All Other Fees" includes fees for internal audit outsourcing services provided in international locations.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During fiscal 2001, Robert M. Levy and John I. Levy each transferred 5,000 shares of Common Stock to a newly formed family limited partnership. Robert M. Levy's transfer occurred in August and John I. Levy's transfer occurred in December. Messrs. Robert and John Levy failed to report such transfers on Form 4's in September 2000 and January 2001, respectively. The failure to report was inadvertent and was corrected on a subsequently filed Form 4 with respect to Robert M. Levy and Form 5 for John I. Levy. Also, during fiscal 2001, Ronald Steinhart failed to timely file a Form 3 reporting his initial ownership of Common Stock upon becoming a director of NCH. This failure to file was also inadvertent and was corrected on a subsequently filed Form 5.


                            PROPOSALS OF STOCKHOLDERS

      Stockholders of NCH who intend to present a proposal for action at the 2002 Annual Meeting of Stockholders of NCH must notify NCH's management of such intention by notice received at NCH's principal executive offices not less than 120 days in advance of June 27, 2002, for such proposal to be included in NCH's proxy statement and form of proxy relating to such meeting.

                                  ANNUAL REPORT

      The Annual Report for the year ended April 30, 2001, is being mailed to stockholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. NCH will provide without charge to each stockholder to whom this Proxy Statement and the accompanying form of proxy are sent, on the written request of such person, a copy of NCH's annual report on Form 10-K for the fiscal year ended April 30, 2001, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Requests should be directed to NCH Corporation, Attention: Secretary, P. O. Box 152170, Irving, Texas 75015.

                                            Irvin L. Levy,
                                            President

Irving, Texas
Dated:  June 27, 2001

                                    EXHIBIT A

                                 NCH CORPORATION
           Charter of the Audit Committee of the Board of Directors


  I.  Audit Committee Purpose

            The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.
o Monitor the independence and performance of the Company's independent auditors and internal auditing department.
o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

            The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

            Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee and shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more independent non-executive directors who are free of any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and at least one member of the Committee shall have accounting or related financial management expertise.

            The Committee shall meet as frequently as circumstances dictate but at least annually. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.  Audit Committee Responsibilities and Duties

            Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution, to include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal auditing department.

4. Review as deemed necessary, with financial management and the independent auditors, the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. The Chair of the Committee may represent the entire Audit Committee for purposes of any quarterly review.

            Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors their formal written statement delineating all significant relationships they have with and services they performed for the Company that could impair the auditors' objectivity and independence.

            Internal Audit Department and Legal Compliance

8. Review the qualifications and activities of the internal audit department, as needed.

9. Review the appointment and replacement of the senior internal audit executive.

10. Review significant reports prepared by the internal audit department.

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with the applicable laws and regulations, and inquiries received from regulators or governmental agencies.

            Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY CARD


                                 NCH CORPORATION


                  ANNUAL MEETING OF STOCKHOLDERS-JULY 26, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, revoking all prior proxies, hereby appoints Tom Hetzer and Joe Cleveland, and any one or more of them, proxy or proxies, with full power of substitution in each, and hereby authorizes them to vote for the undersigned and in the undersigned's name, all shares of common stock of NCH Corporation (the "Company") standing in the name of the undersigned on June 1, 2001, as if the undersigned were personally present and voting at the Company's annual meeting of stockholders to be held on July 26, 2001, in Dallas, Texas, and at any adjournment thereof, upon the matters set forth on the reverse side hereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE PROXIES' DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

            (Continued and to be signed on reverse side)

                                 FOR         WITHHOLD AUTHORITY
1.   Election of Directors       / /                / /

Nominees:  01 RAWLES FULGHAM, 02 ROBERT M. LEVY AND 03 LESTER A. LEVY, JR.

---------------------------------------------------------------------
Instruction: To withhold authority to vote for all nominees, mark the Withhold Authority box. To withhold authority to vote for any individual nominees, write the nominee's name on the line above.




2. Proposal to ratify the appointment of KPMG LLP as independent auditors of NCH Corporation.

     FOR   / /      AGAINST   / /      ABSTAIN   / /




3. In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment thereof, subject to the limitations set forth in the applicable regulations under the Securities Exchange Act of 1934.

Dated:                                             , 2001
       -------------------------------------------


       -------------------------------------------
                    Signature


       -------------------------------------------
               Signature if held jointly

NOTE: Please sign exactly as name appears hereon. Joint owner should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please indicate full title and capacity.